Exhibit 5.1

           Opinion of Jenkens & Gilchrist, a Professional Corporation


                                  June 20, 2002


Whole Foods Market, Inc.
601 N. Lamar Blvd., Suite 300
Austin, Texas 78703

         Re: Whole Foods Market, Inc. - Post-Effective Amendment No. 1 to Form S-8 Registration Statement

Gentlemen:

         We are counsel to Whole Foods Market, Inc., a Texas corporation (the "Company"), and have acted as such in connection with the preparation of the Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about June 21, 2002, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 400,000 shares (the "Shares") of the no par value common stock (the "Common Stock") of the Company that have been or may be issued by the Company pursuant to the Whole Foods Market Growing Your Future 401(k) Plan (the "Plan").

         You have requested an opinion with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) Restated Articles of Incorporation of the Company, as amended (the "Articles of Incorporation"), and the Bylaws of the Company (the "Bylaws"), (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the reservation of 400,000 Shares to be issued pursuant to the Plan and to which the Registration Statement relates, the issuance of the shares of Common Stock pursuant to the Plan and related matters, (3) the Registration Statement and exhibits thereto, including the Plan, and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, and assuming that:

         (1) the Shares to be sold and issued in the future will be duly issued and sold in accordance with the terms of the Plan;

         (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who purchase Shares pursuant to the Plan; and

         (3) the consideration for the Shares issued pursuant to the Plan is actually received by the Company as provided in the Plan and exceeds the par value of such shares;

then, we are of the opinion that, the Shares issued or sold in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                   Sincerely,

                                   Jenkens & Gilchrist,
                                   A Professional Corporation


                                   By:  /s/ Jenkens & Gilchrist,
                                            A Professional Corporation
                                      ---------------------------------------
                                      Authorized Signatory